LAW OFFICES OF William B. Barnett __________ OF COUNSEL Alan L. Rosen	21550 OXNARD STREET MAIN PLAZA - SUITE 200 WOODLAND HILLS, CALIFORNIA 91367 TELEPHONE (818) 595-7717 FAX (818) 999-2269 wbarnett@wbarnettlaw.com

January 4, 2008

Auriga Laboratories, Inc.
10635 Santa Monica Blvd., Ste. 120
Los Angeles, California 90025

RE:  Registration Statement on Form SB-2 for 24,577,500 Shares of Common Stock

Gentlemen:

You have requested our opinion, as counsel for Auriga Laboratories, Inc. a Delaware corporation (the “Company”), in connection with the registration statement on Form SB-2 (the “Registration Statement”), under the Securities Act of 1933 (the “Act”), being filed by the Company with the Securities and Exchange Commission for the registration of 24,577,500 shares of common stock of the Company.

We have examined such records and documents and made such examination of laws as we have deemed relevant in connection with this opinion. It is our opinion that the shares of common stock to be sold by the selling shareholders have been duly authorized and when issued and paid for as described in the prospectus included in the Registration Statement, as amended and supplemented through the date of issue (the “Prospectus”), will be validly issued, fully paid and non-assessable.

No opinion is expressed herein as to any laws other than the State of Delaware of the United States. This opinion opines upon Delaware law including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the related Prospectus under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder

Sincerely,

Law Offices of William B. Barnett

                                    /s/ William B. Barnett

William B.  Barnett

WBB/scc